Exhibit 5.2, 23.2



                                                           March 6, 2006


Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179


Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3, filed by Structured Asset Mortgage Investments II Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on March 6, 2006 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes", and together with the Certificates, the "Securities"). The Securities are issuable in series (each, a "Series"). The Securities of each Series will be issued pursuant to documentation more particularly described in the prospectus and the prospectus supplement relating to such Series, forms of which have been included as part of the Registration Statement (the "Issuing Documentation"). The Securities of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) the necessary entity authorization, execution, authentication, payment, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of and under all documents, and the necessary entity power and authority with respect thereto.

         Based on such examination and the other assumptions set forth herein, we are of the opinion that the Securities of each Series will be legally issued, fully paid, binding obligations of the trust created by the issuer, and the holders of the Securities will be entitled to the benefits of the related Issuing Documentation, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law. We express no opinion with respect to any series of Securities for which we do not act as counsel to you.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.


                                          Very truly yours,


                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                  Exhibit 8.2


                                                             March 6, 2006

Structured Asset Mortgage Investments II Inc.
383 Madison Avenue
New York, New York 10179


Ladies and Gentlemen:

         We have advised Structured Asset Mortgage Investments II Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of its Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes", and together with the Certificates, the "Securities"), each issuable in series. Such advice conforms to the description of selected federal income tax consequences to holders of the Securities that appears under the heading "Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 as filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on March 6, 2006 (the "Registration Statement"). Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects, and we hereby confirm and adopt that description as our opinion herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.


                                          Very truly yours,



                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP